As filed with the Securities and Exchange Commission on September 14, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BHP Billiton Finance (USA) Limited (ABN 79 057 525 505) (Exact name of Registrant as specified in its charter)	BHP Billiton Limited (ABN 49 004 028 077) (Exact name of Registrant as specified in its charter)	BHP Billiton Plc (Reg. No. 3196209) (Exact name of Registrant as specified in its charter)

Victoria Australia	Victoria Australia	England and Wales
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Level 15 171 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9609-3333	Level 18 171 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9609-3333	Nova South 160 Victoria Street London SW1E 5LB, United Kingdom Tel. No.: 011-44-20-7802-4000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Jennifer Lopez

1500 Post Oak Blvd

Houston, Texas 77056

U.S.A.

713-966-7052

(Name, address and telephone number of agent for service)

Copies to:

Waldo D. Jones, Jr., Esq.

Sullivan & Cromwell

Level 30, 2 Chifley Square

Sydney, New South Wales 2000

Australia

Tel. No.: 011-61-2-8227-6700

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Debt Securities		See Note (1)
Guarantees of Debt Securities	None	None	None	(2)

(1)

The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of all of the registration fees relating to the registration of securities hereby.

(2)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable.

PROSPECTUS

Debt Securities

BHP Billiton Finance (USA) Limited

Fully and unconditionally guaranteed by

BHP Billiton Limited

and

BHP Billiton Plc

BHP Billiton Finance (USA) Limited may sell debt securities to the public from time to time in one or more series and in one or more offerings.

The debt securities will be issued by BHP Billiton Finance (USA) Limited and will be guaranteed by each of BHP Billiton Limited, an Australian corporation, and BHP Billiton Plc, an English public limited company.

We urge you to read this prospectus, which describes some of the general terms that may apply to these debt securities and the general manner in which they may be offered, carefully before you make your investment decision. We will provide the specific terms of any debt securities that we offer and the manner in which they are offered in supplements to this prospectus, which you should also carefully review. We may sell these securities to or through underwriters as well as to other purchasers or through agents. The names of the underwriters or agents will be included in the prospectus supplement.

Investing in the debt securities involves risks. See “Risk Factors” beginning on page 1 for a discussion of material risks that you should consider before investing in the debt securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is September 14, 2018.

RISK FACTORS

Investing in the debt securities offered by this prospectus involves risk. We have set forth risk factors relating to our business in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. Our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), including our annual reports on Form 20-F for the fiscal year ended June 30, 2018 (“FY2018”) and future fiscal years or any reports on Form 6-K specifically incorporated in this prospectus by reference, may contain amended and updated discussions of significant risks to our business. If applicable, we will also include certain additional risk factors that relate specifically to securities being offered in any prospectus supplement used in connection with any such offering. For additional information, refer to the section entitled “Incorporation of Information We File with the SEC.”

You should carefully consider all of these risks, as well as the other information in, or incorporated by reference in, the prospectus and any prospectus supplement before you decide whether to buy the debt securities. If any of the situations described in these risks actually occurs, our business, financial condition and results of operations would likely suffer. In this case, any trading price of the debt securities could decline and you could lose all or part of your investment.

Risks relating to the Debt Securities

Since BHP Billiton Plc and BHP Billiton Limited are holding companies and conduct their operations through subsidiaries, your right to receive payments on the guarantees is subordinated to the other liabilities of their subsidiaries other than BHP Finance (USA).

BHP Billiton Plc and BHP Billiton Limited are organized as holding companies and substantially all of their operations are carried on through subsidiaries. Their principal source of income is the dividends and distributions they receive from their subsidiaries. The ability of BHP Billiton Plc and BHP Billiton Limited to meet their financial obligations is dependent upon the availability of cash flows from their subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. These subsidiaries and affiliated companies are not required and may not be able to pay dividends to BHP Billiton Plc and BHP Billiton Limited.

Claims of the creditors of the subsidiaries of BHP Billiton Plc and of the subsidiaries of BHP Billiton Limited have priority as to the assets of such subsidiaries over the claims of BHP Billiton Plc or BHP Billiton Limited. Consequently, on the insolvency of BHP Billiton Plc and BHP Billiton Limited and their respective subsidiaries, holders of debt securities issued by the issuer and guaranteed by BHP Billiton Plc and BHP Billiton Limited are structurally subordinated to the prior claims of the creditors of subsidiaries of BHP Billiton Plc and BHP Billiton Limited other than the issuer.

In addition, some of these subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, these laws may prohibit dividend payments when net assets would fall below subscribed share capital, when the subsidiary lacks available profits or when the subsidiary fails to meet certain capital and reserve requirements. English law prohibits those subsidiaries incorporated in the United Kingdom from paying dividends unless these payments are made out of distributable profits. Australian law prohibits the payment of dividends unless the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend, the payment of the dividend is fair and reasonable to the company’s shareholders as a whole and the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Other statutory and general law obligations also affect the ability of directors of these subsidiaries to declare dividends and the ability of these subsidiaries to make payments to BHP Billiton Plc or BHP Billiton Limited on account of intercompany loans.

Since the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities will be unsecured. At June 30, 2018, the BHP Group had no secured indebtedness outstanding. If BHP Finance (USA) defaults on the debt securities or BHP Billiton Limited or BHP Billiton Plc defaults on the guarantees, or after the bankruptcy, liquidation or reorganization of any of them, then, to the extent that the issuer or the guarantors have granted security over their assets, the assets that secure those debts will be used to satisfy the obligations under that secured debt before any payment on the debt securities or the guarantees can be made. There may only be limited assets available to make payments on the debt securities or the guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share on the same basis as all unsubordinated unsecured indebtedness.

If the issuer defaults on the debt securities, or the guarantors default on the guarantees, your right to receive payments on the guarantees may be adversely affected by English or Australian insolvency laws.

BHP Billiton Plc is incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to BHP Billiton Plc would be likely to proceed under, and be governed by, English insolvency law. The procedural and substantive provisions of English insolvency laws generally are more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for the guarantors, the issuer or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them.

BHP Billiton Limited and BHP Finance (USA) are incorporated under the laws of the Commonwealth of Australia and, therefore, insolvency proceedings with respect to them would be likely to proceed under, and be governed by, Australian insolvency law. The procedural and substantive provisions of Australian insolvency laws are also generally more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for the guarantors, the issuer or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them.

There is no established trading market for the debt securities that BHP Finance (USA) is offering and one may not develop.

The debt securities will be new securities for which there currently is no established trading market. There is a risk regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be lower than the initial public offering price depending on many factors, including prevailing interest rates, BHP Group’s operating results and the market for similar securities. Therefore, there is a risk as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will not develop.

Since the issuer and the guarantors reside outside the United States and a substantial portion of their respective assets is located outside the United States, there is a risk that service of process, enforcement of judgments and bringing of original actions will be more difficult.

The issuer and BHP Billiton Limited are corporations organized under the laws of the Commonwealth of Australia. BHP Billiton Plc is a public limited company incorporated under the laws of England and Wales.

Substantially all the directors and officers of these companies, and some of the experts named in this document, reside outside the United States, principally in Australia and the United Kingdom. A substantial portion of the assets of these companies, and the assets of the directors, officers and experts, is located outside the United States. Therefore, you may not be able to effect service of process within the United States upon these companies or persons so that you may enforce judgments of United States courts against them based on the civil liability provisions of the United States federal securities laws. In addition, you may have difficulty bringing an original action in an Australian or United Kingdom court to enforce liabilities against any of these companies or any person described above based on U.S. federal securities laws.

If the member states of the European Union introduce a financial transactions tax (“FTT”), it may apply to dealings in the debt securities in certain circumstances.

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). Estonia has since announced, however, that it will not participate in the FTT. The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the debt securities (including secondary market transactions) in certain circumstances. The issuance and subscription of debt securities should, however, be exempt.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. The timing of further negotiations between the participating Member States and the implementation of the FTT is currently unclear. Additional EU Member States may decide to participate.

Prospective holders of debt securities are advised to seek their own professional advice in relation to the FTT.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration, or continuous offering, process. Under this shelf registration process, we may sell the debt securities described in this prospectus from time to time in one or more series and in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described on page 4 under the heading “Where You Can Find More Information About the BHP Group”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC offices and its website as described under the heading “Where You Can Find More Information About the BHP Group.”

When acquiring any debt securities described in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference (see the discussion on page 5 under the heading “Incorporation of Information We File with the SEC”). Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of any such documents.

We may sell the debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents we designate from time to time. If we, directly or through agents, solicit offers to purchase any debt securities, we reserve the right to accept and, together with our agents, to reject, partially or entirely, any of those offers.

An applicable prospectus supplement will contain the names of any underwriters, dealers or agents together with the terms of an offering of debt securities, the compensation of those underwriters, and the net proceeds to us. Any underwriters, dealers or agents participating in an offering of debt securities may be considered “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act of 1933”).

In this prospectus, the terms “BHP”, “Group”, “BHP Group”, “our business”, “we”, “us”, “our” and “ourselves” are used to refer to BHP Billiton Limited, BHP Billiton Plc and, except where the context otherwise requires, their respective subsidiaries (including the issuer). BHP Billiton Plc Group refers to the group that is BHP Billiton Plc and its subsidiary companies. “BHP Billiton Plc” refers to the parent entity that was formerly Billiton Plc before the implementation of the dual listed company structure and “BHP Billiton Limited” refers to the parent entity that was formerly BHP Limited before the dual listed company structure. We refer to BHP Billiton Finance (USA) Limited as “BHP Finance (USA)” or the “issuer.” We refer to BHP Billiton Limited and BHP Billiton Plc together as the “guarantors.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE BHP GROUP

BHP Billiton Limited and BHP Billiton Plc file annual and other reports and other information with the SEC. You may read and copy any document that either BHP Billiton Limited or BHP Billiton Plc files at the SEC’s public reference room located at 100 F Street, NE Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports filed by us. American depositary shares representing ordinary shares of BHP Billiton Limited are listed on the New York Stock Exchange, and its ordinary shares are listed on the Australian Securities Exchange. American depositary shares representing ordinary shares of BHP Billiton Plc are listed on the New York Stock Exchange, and its ordinary shares are admitted to the Official List of the Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986, referred to as the UK Listing Authority, and the London Stock Exchange Plc for trading on the London Stock Exchange’s market for listed securities. Such documents are not incorporated into this prospectus.

We will make available to the holders of debt securities, at the corporate trust office of the trustee under the indenture governing the debt securities, copies of the indenture as well as our most recent annual report on Form 20-F, including a review of operations, and annual audited consolidated financial statements prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. We will also make available at the corporate trust office of the trustee our semi-annual consolidated financial statements, prepared in accordance with IFRS.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows BHP Billiton Limited and BHP Billiton Plc to “incorporate by reference” the information each of them files or furnishes with the SEC. This permits BHP Billiton Limited and BHP Billiton Plc to disclose important information to you by referring you to these filed or furnished documents. Any information referenced in this way is considered part of this prospectus, and any information that we file or furnish with the SEC subsequent to this prospectus and incorporate by reference into this prospectus will automatically be deemed to update and supersede this information, as described in more detail below. We incorporate by reference the following documents that have been filed with the SEC:

•	The Annual Report on Form 20-F of BHP Billiton Limited and BHP Billiton Plc for the fiscal year ended June 30, 2017.

•

The unaudited financial information as of and for the fiscal year ended June 30, 2018 (“FY2018”), as well as the restated financial information as of and for the fiscal years ended June 30, 2016 and 2017, each of which is included on pages 29 to 48 of the report on Form 6-K of BHP Billiton Limited and BHP Billiton Plc furnished to the SEC on August 21, 2018.

The financial information as of June 30, 2018 and June 30, 2017 and for the three years ended June 30, 2018 included in the report on Form 6-K of BHP Billiton Limited and BHP Billiton Plc furnished to the SEC on August 21, 2018 and incorporated by reference herein has been prepared (in the case of FY2018) or restated (in the case of FY2016 and FY2017) to reflect the assets included in the July 27, 2018 announced sale of BHP’s petroleum assets in four U.S. shale areas (Eagle Ford, Permian, Haynesville and Fayetteville), where we produce oil, condensate, gas and natural gas liquids (“Onshore US”) as Discontinued operations (in accordance with IFRS 5 (Non-current Assets Held for Sale and Discontinued Operations)). Such financial information is unaudited and has not been reviewed by any independent registered public accounting firm. In our opinion, such unaudited financial information includes all adjustments necessary to present a fair statement of the results for the relevant periods. Audited financial statements for these periods will be included in the FY2018 annual report on Form 20-F of BHP Billiton Limited and BHP Billiton Plc which, upon filing with the SEC, will be incorporated by reference herein and will supersede the unaudited financial information included in the report on Form 6-K of BHP Billiton Limited and BHP Billiton Plc furnished to the SEC on August 21, 2018.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), including but not limited to any future report on Form 20-F of BHP Billiton Limited and BHP Billiton Plc, until we terminate the offering of securities contemplated by any prospectus supplement to this prospectus. In addition, we may incorporate by reference some future reports on Form 6-K, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference in such documents. Requests should be directed to BHP, 171 Collins Street, Melbourne, Victoria 3000, Australia, Telephone 011 61 3 9609 3333.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus and any prospectus supplement may constitute “forward-looking statements” (within the meaning of the U.S. Private Securities Litigation Reform Act of 1995), which are subject to various risks and uncertainties. These statements can be identified by the use of forward-looking terminology such as “intend,” “aim,” “project,” “anticipate,” “estimate,” “plan,” “believe,” “expect,” “may,” “should,” “will,” “seek,” “continue,” or other similar words. These statements discuss future expectations concerning the results of operations or financial condition, or provide other forward looking information. Our actual results, performance or achievements could be significantly different from the results expressed in, or implied by, those forward-looking statements. You should not place undue reliance on any forward looking statement, which speaks only as of the date made.

These statements include, but are not limited to, the information regarding:

•	trends in commodity prices and currency exchange rates;

•	demand for commodities;

•	production forecasts;

•	plans, strategies and objectives of management;

•	closure or divestment of certain operations or facilities (including associated costs);

•	anticipated production or construction commencement dates;

•	capital costs and scheduling;

•	operating costs;

•	anticipated productive lives of projects, mines and facilities;

•	estimated reserves;

•	provisions and contingent liabilities; and

•	tax and regulatory developments.

These forward looking statements are not guarantees or predictions of future performance, and involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, and which may cause actual results to differ materially from those expressed in the statements contained in this prospectus. You are cautioned not to put undue reliance on forward looking statements. When considering any forward-looking statements, you should keep in mind the cautionary statements contained or incorporated by reference in this prospectus. These statements describe circumstances that could cause actual results to differ materially from those contained in any forward looking statement. Past performance cannot be relied upon as a guide to future performance.

For example, our future revenues from our operations, projects or mines described in this prospectus and any prospectus supplement (including the documents incorporated by reference herein or therein) will be based, in part, upon the market price of the minerals, metals or petroleum products produced, which may vary significantly from current levels. These variations, if materially adverse, may affect the timing or the feasibility of the development of a particular project, the expansion of certain facilities or mines or the continuation of existing operations.

Other factors that may affect the actual construction or production commencement dates, costs or production output and anticipated lives of operations, mines or facilities include demand for, and our ability to profitably produce and transport, our products to applicable markets; the impact of foreign currency exchange rates on the market prices of the commodities we produce; activities of government authorities in some of the countries where we are exploring or developing projects, facilities or mines, including increases in taxes, changes in environmental and other regulations and political uncertainty; labor unrest; and other factors identified in the description of the risk factors described elsewhere in this prospectus (including the documents incorporated by reference).

We cannot assure you that our estimated economically recoverable reserve figures, closure or divestment of operations or facilities, including associated costs, actual production or commencement dates, cost or production output, or anticipated lives of our projects, mines and facilities will not differ materially from the statements contained, or incorporated by reference, in this prospectus, any prospectus supplement or any document incorporated by reference or deemed to be incorporated by reference herein or therein.

Except as required by applicable regulations or by law, we do not undertake any obligation to publicly update or review any forward looking statements, whether as a result of new information or future events.

THE BHP GROUP

Overview

We are BHP, a leading global resources company. Our purpose is to create long-term shareholder value through the discovery, acquisition, development and marketing of natural resources.

Our strategy is to own and operate large, long-life, low-cost, expandable, upstream assets diversified by commodity, geography and market. Consistent with this strategy, our plan is to create long-term shareholder value.

We are among the world’s top producers of major commodities, including iron ore, metallurgical coal and copper. We also have substantial interests in oil, gas and energy coal. We have a simple and diverse portfolio of tier one assets around the world, with low-cost options for future growth and value creation. Our assets are high quality, largely located in low-risk locations and have strong development potential. In addition to having the right assets in the right commodities, we also create value through how we operate our assets. Our assets, operations and interests are separated into three business units. These businesses are:

•	Minerals Australia;

•	Minerals Americas; and

•	Petroleum.

Each of BHP Billiton Limited and BHP Billiton Plc is a member of the Group. BHP is a dual listed company structure comprising BHP Billiton Limited and BHP Billiton Plc. The two entities continue to exist as separate companies but operate as a combined group known as BHP.

The headquarters of BHP Billiton Limited and the global headquarters of the combined Group are located in Melbourne, Australia. The headquarters of BHP Billiton Plc is located in London, United Kingdom. Both companies have identical Boards of Directors and are run by a unified management team. Shareholders in each company have equivalent economic and voting rights in the Group as a whole.

BHP Billiton Limited has a primary listing on the Australian Securities Exchange (“ASX”) in Australia and BHP Billiton Plc has a premium listing on the UK Listing Authority’s Official List and its ordinary shares are admitted to trading on the London Stock Exchange (“LSE”) in the United Kingdom. BHP Billiton Plc also has a secondary listing on the Johannesburg Stock Exchange in South Africa. In addition, BHP Billiton Limited and BHP Billiton Plc are listed on the New York Stock Exchange (“NYSE”) in the United States. Trading on the NYSE is in the form of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”), with each ADS representing two ordinary shares of BHP Billiton Limited or BHP Billiton Plc. Citibank N.A. is the Depositary for both ADS programs. BHP Billiton Limited’s ADSs have been listed for trading on the NYSE (ticker BHP) since May 28, 1987 and BHP Billiton Plc’s since June 25, 2003 (ticker BBL).

As at June 30, 2018, we had a market capitalization of approximately US$128 billion. For the fiscal year ended June 30, 2018, we reported net operating cash flow of US$18.5 billion, profit after taxation from Continuing and Discontinued operations attributable to BHP Shareholders of US$3.7 billion and revenue from Continuing operations of US$43.6 billion. As of June 30, 2018, our workforce was comprised of over 62,000 employees and contractors.

Recent Developments

Agreement for sale of Onshore US

On July 27, 2018, BHP announced it had entered into agreements for the sale of its entire interests in the Eagle Ford, Haynesville, Permian and Fayetteville Onshore US oil and gas assets for a combined base consideration of US$10.8 billion, payable in cash. BP America Production Company, a wholly owned subsidiary of BP Plc, has agreed to acquire 100% of the issued share capital of Petrohawk Energy Corporation, the BHP subsidiary which holds the Eagle Ford, Haynesville and Permian assets, for a consideration of US$10.5 billion (less customary completion adjustments). MMGJ Hugoton III, LLC, a company owned by Merit Energy Company, has agreed to acquire 100% of the issued share capital of BHP Billiton Petroleum (Arkansas) Inc. and 100% of the membership interests in BHP Billiton Petroleum (Fayetteville) LLC, which hold the Fayetteville assets, for a total consideration of US$0.3 billion (less customary completion adjustments). Both sales are subject to the satisfaction of customary regulatory approvals and conditions precedent.

For IFRS accounting purposes, Onshore US is treated as Discontinued operations in BHP’s unaudited financial information as of and for the year ended June 30, 2018 included in the report on Form 6-K of BHP Billiton Limited and BHP Billiton Plc furnished to the SEC on August 21, 2018. In addition, the financial information as of and for each of the fiscal years ended June 30, 2016 and June 30, 2017 included in the report on Form 6-K of BHP Billiton Limited and BHP Billiton Plc furnished to the SEC on August 21, 2018 has also been restated to give effect to IFRS 5 (Non-current Assets Held for Sale and Discontinued Operations) following the announced agreement for the sale of Onshore US, as further described therein, and such restated financial information is unaudited.

BHP BILLITON FINANCE (USA) LIMITED

BHP Billiton Finance (USA) Limited, a corporation organized under the laws of the Commonwealth of Australia, is a wholly-owned finance subsidiary of BHP Billiton Limited. BHP Finance (USA) was formed for the purpose of borrowing on behalf of the BHP Group and advancing the net proceeds of such borrowings to members of the BHP Group. The principal executive offices of BHP Finance (USA) are located at Level 15, 171 Collins Street, Melbourne, Victoria 3000, Australia. The issuer’s telephone number is 011 61 3 9609 3333.

BHP Finance (USA) is empowered under its Constitution to borrow or raise money in such manner as it sees fit and in particular by the issue of debentures or other securities, such as the debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

Shown below is the ratio of earnings to fixed charges for the BHP Group for the periods indicated.

	Year ended June 30
	2018(1)	2017 Restated(2)	2016 Restated(2)	2015 Restated(2)	2014 Restated(2)
Ratio of adjusted earnings to fixed charges	12.8	10.4	5.0	16.6	29.8

(1)

Presented on a Continuing operations basis with the application of IFRS 5/AASB 5 ‘Non-current Assets Held for Sale and Discontinued Operations’ following the announcement of the sale of Onshore US assets on July 27, 2018.

(2)

Presented on a Continuing operations basis and have been restated for the application of IFRS 5/AASB 5 ‘Non-current Assets Held for Sale and Discontinued Operations’ following the announcement of the sale of Onshore US assets on July 27, 2018 and FY2015 and FY2014 following the demerger of South32.

We computed the ratio of earnings to fixed charges by dividing the amount of earnings by the amount of fixed charges. For the purposes of calculating this ratio, we have calculated earnings by adding pre-tax income before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, fixed charges and distributed income of equity investees. Interest capitalized and the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges were subtracted from the total of the added items. Fixed charges consist of interest costs, both expensed and capitalized, a reasonable approximation of the interest component of rental expense and pre-tax earnings required to cover any preferred stock dividend requirements.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, BHP Finance (USA) intends to lend the net proceeds from the sale of any debt securities sold under this prospectus to BHP Billiton Limited, which will use such proceeds for general corporate purposes.

ENFORCEMENT OF CIVIL LIABILITIES

The issuer is a corporation organized under the laws of the Commonwealth of Australia. BHP Billiton Plc is a public limited company incorporated under the laws of England and Wales. BHP Billiton Limited is a corporation organized under the laws of the Commonwealth of Australia. Substantially all the directors and officers of these companies, and some of the experts named in this document, reside outside the United States, principally in Australia and the United Kingdom. A substantial portion of the assets of these companies, and the assets of the directors, officers and experts, is located outside the United States. Therefore, you may not be able to effect service of process within the United States upon these companies or persons so that you may enforce judgments of United States courts against them based on the civil liability provisions of the United States federal or state securities laws. In addition, there are doubts as to the ability of an investor to bring an original action in an Australian or United Kingdom court to enforce liabilities against us or any person based on U.S. federal or state securities laws.

DESCRIPTION OF DEBT SECURITIES THAT WE MAY OFFER

General

The following is a summary of the general terms of the debt securities. Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which prospectus supplement will be attached to this prospectus. You should read that prospectus supplement carefully. The prospectus supplement may contain additional terms of those debt securities.

The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities being offered to you. If there is any inconsistency between the terms presented here and those in the prospectus supplement, however, the terms in the prospectus supplement will apply and will replace those presented here.

In this section, the terms “we” and “us” refer to the issuer.

As required by federal law of the United States for all bonds and notes of companies that are publicly offered, the debt securities are governed by an indenture, which you should read. The indenture relating to the debt securities issued by BHP Finance (USA) is a contract, dated April 17, 2003, among BHP Finance (USA), BHP Billiton Limited, BHP Billiton Plc and The Bank of New York Mellon (as successor trustee to Citibank N.A.). The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of your debt securities will be described in a prospectus supplement to this prospectus. Those terms may vary from the terms described here.

The relevant prospectus supplement for any particular series of the debt securities will describe the following terms of debt securities offered (to the extent not described in this prospectus or to the extent different from this prospectus):

•	the specific designation of the debt securities and the aggregate principal amount being offered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt security is registered;

•	the date or dates on which the principal of the debt securities is payable;

•	the interest rate or rates, the date or dates from which interest will accrue, the dates on which interest is payable and the record dates for determining to whom interest is payable;

•	the place or places where payments of principal and any premium and interest are payable;

•	the terms of any optional or mandatory redemption of debt securities, including the amount of any premium;

•	the denominations in which the debt securities will be issued, if other than US$1,000;

•	any index or formula used to determine the amount of payments on the debt securities;

•	the currency or currencies in which the debt securities are denominated and in which we will make any payments;

•	the portion of the principal amount of the debt securities payable upon acceleration of maturity due to an event of default;

•

if the principal amount of the debt securities will not be determinable prior to maturity, the amount which will be deemed to be the principal amount or the method by which the principal amount will be calculated;

•	the forms of the debt securities and the guarantees;

•	the terms of any defeasance of the debt securities;

•

whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under “Legal Ownership—Global Securities,” and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•

any addition to or change in the events of default that applies to the series of debt securities and any change in the rights of the trustee or requisite holders to declare the principal amount due and payable following an event of default;

•	any addition to or change in the covenants contained in the indenture;

•	if Additional Amounts, as defined and described under “Special Situations—Payment of Additional Amounts,” will not be payable by either Guarantor;

•

whether we may from time to time without the consent of the Holders of a series of debt securities create and issue further debt securities having the same terms and conditions as the outstanding debt securities so that such further issue is consolidated and forms a single series with the series of the outstanding debt securities;

•	the stock exchange, if any, on which the series of debt securities will be listed; and

•	any other special features of the series of debt securities.

The Bank of New York Mellon, whose offices are located at 101 Barclay Street, New York, New York 10286, acts as the trustee under the indenture. The trustee has two principal functions:

•

First, it can and, at the direction of a majority of the holders, shall enforce your rights against the issuer or the guarantors if the issuer defaults on the debt securities or either guarantor defaults on a guarantee. However, there are some limitations on the extent to which the trustee may act on your behalf, described under “Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•

Second, the trustee performs administrative functions on behalf of the issuer, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

Both BHP Billiton Plc and BHP Billiton Limited act as the guarantors of the debt securities issued under the indenture. The guarantees are described under “Guarantees” below.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantees are governed by New York law. A copy of the form of indenture is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find More Information About the BHP Group” for information on how to obtain a copy.

Because this section is a summary, it does not describe every aspect of the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. We describe the meaning for only the more important terms here.

We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus, those sections or defined terms are incorporated by reference here.

Stated Maturity and Maturity

The day on which the principal amount of the debt securities is scheduled to become due is called the stated maturity of the principal. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. The terms “stated maturity” and “maturity” refer to the dates when interest payments become due. For example, reference to a regular interest payment date when an installment of interest is scheduled to become due is the “stated maturity” of that installment. When reference is made to the “stated maturity” or the “maturity” of the debt securities without specifying a particular payment, it refers to the stated maturity or maturity, as the case may be, of the principal. The debt securities are subject to defeasance as described below under “Defeasance and Covenant Defeasance.”

The issuer will pay interest on the debt securities on the interest payment dates specified in the related prospectus supplement, and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date on the debt securities on the basis of a 360-day year of twelve 30-day months.

How the Debt Securities Rank Against Other Debt

The debt securities will not be secured by any of the issuer’s or the guarantors’ property or assets. Thus, by owning these debt securities, holders are unsecured creditors of the issuer. These debt securities will not be subordinated or senior to any of the issuer’s other unsecured unsubordinated debt obligations. The guarantees will be unsecured obligations of each of BHP Billiton Limited and BHP Billiton Plc and will rank equally as to payment with all their other unsecured and unsubordinated debt, except debt given preference by law. These guarantees will not be subordinated or senior to any of the guarantors’ other unsecured unsubordinated debt obligations. This means that, in a bankruptcy or liquidation proceeding against the issuer or the guarantors, the issuer’s obligations under these debt securities and the guarantors’ obligation under the guarantees would rank equally in right of payment with all of the issuer’s and the guarantors’ other unsecured and unsubordinated debt, respectively, except debt given preference by law.

Since most of the guarantors’ operations are conducted by their subsidiaries, they are largely dependent on cash from their subsidiaries for the payment of principal and interest, and Additional Amounts, if any, pursuant to the guarantees. You should note that there are no limitations on subsidiary companies taking on additional debt other than any limitations that may exist in each subsidiary’s own financing arrangements.

Guarantees

BHP Billiton Limited and BHP Billiton Plc will (jointly and severally) fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any Additional Amounts which may be payable in respect of the debt securities, as described under “Optional Tax Redemption—Payment of Additional Amounts.” BHP Billiton Limited and BHP Billiton Plc guarantee the payment of such amounts when such amounts become due and payable, whether on an interest payment date, at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. Each of BHP Billiton Plc and BHP Billiton Limited is individually obligated to pay such amounts.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by the issuer or the guarantors as legal holders of debt securities. This is called holding in street name. Instead, the issuer and the guarantors will recognize only the bank or broker holding, or the financial institution the bank or broker uses to hold, its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you are considering holding debt securities in street name, you should check with your own institution to find out:

•	how it will handle debt security payments and notices;

•	whether it will impose fees or charges;

•	how it will handle voting if it were ever required;

•	whether and how you can instruct it to send your debt securities, registered in your own name so you can be a direct holder as described below; and

•	how it will pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

The issuer’s obligations, the guarantors’ obligations, as well as the obligations of the trustee and those of any third parties employed by the issuer, the guarantors or the trustee, run only to persons who are registered as holders of debt securities. As noted above, the issuer and the guarantors do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once the issuer or the guarantors make payment to the registered holder, it has or they have, as the case may be, no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What are Global Securities? Global securities are a special type of indirectly held securities, as described above under “Legal Ownership—Street Name and Other Indirect Holders.” The ultimate beneficial owners of global securities can only be indirect holders.

The issuer and the guarantors require that the global securities be registered in the name of a financial institution they select. In addition, the issuer and the guarantors require that the debt securities included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the depositary. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. Neither the issuer nor the guarantors recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global securities. The debt securities offered by this prospectus will only be issued in the form of global securities except in special circumstances described below.

If you are an investor in global securities, you should be aware that:

•	You cannot get debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Legal Ownership—Street Name and Other Indirect Holders.”

•

You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global securities. The issuer, guarantors and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in global securities. The issuer, guarantors and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in global securities be purchased or sold within its system using same-day funds.

Special Situations When Global Securities Will Be Terminated. In a few special situations described later, global securities will terminate and interests in them will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or broker to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “Legal Ownership—Street Name and Other Indirect Holders” and “Legal Ownership—Direct Holders.”

The special situations for termination of global securities are:

•	When the depositary notifies the issuer or the guarantors that it is unwilling, unable or no longer qualified to continue as depositary and no successor has been appointed.

•	When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “Default and Related Matters—Events of Default.”

When global securities terminate, the depositary (and not the issuer, the guarantors or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “Legal Ownership—Street Name and Other Indirect Holders.”

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where the issuer makes payments.

•

Your rights under several special situations, such as if the issuer or the guarantors merge with another company, if the issuer or the guarantors want to change a term of the debt securities or if the issuer or the guarantors want to redeem the debt securities for tax reasons.

•	Your rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Covenants contained in the indenture that restrict the issuer’s and the guarantors’ ability to incur liens.

•	Your rights if the issuer defaults in respect of its obligations under the debt securities or experiences other financial difficulties.

•	Your rights if the guarantors default in respect of their obligations under the guarantees or experience other financial difficulties.

•	The issuer’s and the guarantors’ relationship with the trustee.

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of US$1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

You may exchange or transfer your debt securities at the applicable corporate trust office of the trustee. The trustee acts as the issuer’s and the guarantors’ agent for registering debt securities in the names of holders and transferring the debt securities. The issuer or the guarantors may change this appointment to another entity or perform the service themselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

The issuer or the guarantors may cancel the designation of any particular transfer agent. The issuer or the guarantors may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the issuer redeems less than all of the debt securities, it may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the issuer mails the notice of redemption and ends on the day of that mailing. The issuer may also refuse to register transfers or exchanges of debt securities selected for redemption in whole or in part. However, it will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

Payment and Paying Agents

The issuer will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date. (Section 307)

The issuer will pay interest, principal and any other money due on your debt securities at the applicable corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. The issuer may also choose to pay interest by mailing checks.

Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between them how to compensate for the fact that the issuer will pay all the interest for an interest period to, in the case of certificated debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We recommend that street name and other indirect holders consult their banks or brokers for information on how they will receive payments.

The issuer or the guarantors may also arrange for additional payment offices, and may cancel or change these offices, including the issuer’s or the guarantors’ use of the trustee’s corporate trust office. These offices are called paying agents. The Bank of New York Mellon, located at 101 Barclay Street, New York, New York 10286, acts as paying agent. The issuer or the guarantors may also choose to act as their own paying agent. The issuer or the guarantors must promptly notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

The issuer, the guarantors and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106)

Regardless of who acts as paying agent, all money that the issuer pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to the issuer. After that two-year period, you may look only to the issuer and the guarantors for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

The issuer and the guarantors are generally permitted to consolidate or merge with another company or firm. The issuer and the guarantors are also permitted to sell or lease substantially all of their assets to another firm or to buy or lease substantially all of the assets of another firm. However, neither the issuer nor the guarantors may take any of these actions unless all the following conditions are met:

•

Where the issuer merges out of existence or sells or leases all its assets, the other entity must be a corporation, partnership or trust duly organized and validly existing under the laws of Australia (or any State thereof), the United Kingdom (or any county thereof), the United States (any State thereof or the District of Columbia) or The Netherlands (or any county thereof).

•

Where BHP Billiton Plc or BHP Billiton Limited merges out of existence or sells or leases all its assets, the other entity must be a corporation, partnership or trust duly organized and validly existing under the laws of the applicable jurisdiction. The applicable jurisdiction will be the jurisdiction in which such successor entity is organized. If such other entity is organized under the laws of a jurisdiction other than Australia (or any State thereof), the United Kingdom (or any county thereof), the United States (any State thereof or the District of Columbia) or The Netherlands (or any county thereof), it must indemnify you against any tax, assessment, governmental charge or other cost resulting from the transaction.

•

If the issuer, BHP Billiton Plc or BHP Billiton Limited merges out of existence or sells or leases substantially all of its assets, the other entity must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture applicable to the entity that merged or transferred its assets.

•

Neither the issuer, BHP Billiton Plc nor BHP Billiton Limited may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Default and Related Matters—Events of Default—What is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	The issuer, BHP Billiton Plc or BHP Billiton Limited, as the case may be, must deliver certain certificates and other documents to the trustee.

It is possible that a merger or other similar transaction could be treated for U.S. Federal income tax purposes as a taxable exchange by the holders of debt securities for new securities, which could result in holders recognizing taxable gain or loss for U.S. Federal income tax purposes. A merger or other similar transaction could also have adverse tax consequences to holders under other tax laws to which the holders are subject.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to the debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	change any of the issuer’s or the guarantors’ obligations to pay Additional Amounts described later under “Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•	change any obligation of the issuer or the guarantors to maintain an office for payment, transfer or exchange of debt securities and to receive notice and demands; and

•	modify or affect, in any manner adverse to you, the obligations of the issuer or the guarantors in respect of the payment of principal, premium, if any, and interest, if any. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for the issuer or the guarantors to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, the issuer or the guarantors cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “Special Situations—Modification and Waiver—Changes Requiring Your Approval” unless they obtain your individual consent to the waiver. (Section 513)

Changes not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, the issuer and the guarantors will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, the issuer and the guarantors will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•

Debt securities will not be considered outstanding, and therefore not eligible to vote, if the issuer or the guarantors have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Restrictive Covenants—Defeasance and Covenant Defeasance—Defeasance and Discharge.” (Section 101)

•

The issuer and the guarantors will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If the issuer, the guarantors or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that the issuer or the guarantors may specify (or as the trustee may specify, if it sets the record date). The issuer and the guarantors may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

We recommend that street name and other indirect holders consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Optional Tax Redemption

Your debt securities may be redeemed in whole, but not in part, in the three situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any Additional Amounts due on the date fixed for redemption. Furthermore, you must receive between 30 and 60 days’ notice before your debt securities are redeemed.

The first situation is where, as a result of a change in, execution of or amendment to, any laws or treaties or the official application or interpretation of any laws or treaties, the issuer or any guarantor determines that it or they would be required to pay Additional Amounts as described later under “Special Situations—Payment of Additional Amounts.”

This applies only in the case of changes, executions or amendments that occur in the jurisdiction where the issuer, BHP Billiton Plc or BHP Billiton Limited are incorporated. If the issuer, BHP Billiton Plc or BHP Billiton Limited, as the case may be, has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

The issuer will not have the option to redeem the debt securities in this case if the issuer or the relevant guarantor, as the case may be, could have avoided the payment of Additional Amounts or the deduction or withholding by using reasonable measures available to it.

The second situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, the guarantors determine that they or any subsidiary of any guarantor would have to deduct or withhold tax on any payment made to the issuer to enable it to make a payment of principal or interest on a debt security.

This applies only in the case of changes, executions or amendments that occur in the jurisdiction where the issuer, BHP Billiton Plc and BHP Billiton Limited are incorporated. If the issuer, BHP Billiton Plc or BHP Billiton Limited, as the case may be, has been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

The issuer will not have the option to redeem in this case if the issuer or the relevant guarantor, as the case may be, could have avoided the payment of Additional Amounts or the deduction or withholding by using reasonable measures available to it.

The third situation is where, following a merger, consolidation or sale or lease of the issuer’s or either guarantor’s assets to a person that assumes or, if applicable, guarantees the issuer’s obligations on the debt securities or the respective guarantor’s obligations on the guarantees, that person would be required to pay Additional Amounts as described later under “Special Situations—Payment of Additional Amounts.”

The issuer or the other person will have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither the issuer nor that person has any obligation under the indenture to seek to avoid the obligation to pay Additional Amounts in this situation.

If the issuer or the guarantors intend to engage in an optional tax redemption, the issuer or the guarantors shall deliver to the trustee an Officer’s Certificate to the effect that the circumstances required for redemption exist. (Sections 1104 and 1108)

Payment of Additional Amounts

All payments of principal, premium, if any, and interest, if any, in respect of the debt securities or the guarantees will, unless otherwise specified in the prospectus supplement, be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a relevant taxing jurisdiction unless that withholding or deduction is required by law. A relevant taxing jurisdiction is any jurisdiction under the laws of which the issuer, BHP Billiton Plc or BHP Billiton Limited, as the case may be, or any successor entity, is organized (or any political subdivision or taxing authority of, or in, that jurisdiction having power to tax).

The indenture further provides that if withholding or deduction is required by law, then the issuer or the guarantors, as the case may be, must pay to the holder of any debt security additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that debt security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of a relevant taxing jurisdiction, will not be less than the amount then due and payable on that debt security. However, the indenture also provides that the issuer or the guarantors, as the case may be, will not be required to make any payment of Additional Amounts in any of the following circumstances:

•	The underlying tax, assessment duty or other governmental charge:

•

is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction. These connections include where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction;

•

is for a tax or charge imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the later of the date the debt security became due and payable or after the date on which payment was duly provided for;

•	is an estate, inheritance, gift, transfer, personal property or similar tax, assessment or other governmental charge;

•	is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the debt securities;

•

is imposed or withheld because the holder or beneficial owner failed to comply with any of the issuer’s or the guarantors’ requests for the following that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such withholding:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•

to make a declaration or satisfy any information or reporting requirements (for example, if an Australian resident holder or non-resident holding the notes at or through a permanent establishment in Australia fails to provide an appropriate tax file number, Australian Business Number or other applicable exemption details);

•

in the case of a payment made by BHP Finance (USA) under a debt security or by BHP Billiton Limited under its guarantee, results from the debt security or the guarantee being presented for payment in Australia unless presentment could not have been made elsewhere; or

•

in the case of a payment made by BHP Billiton Plc under its guarantee, results from the debt security or the guarantee being presented for payment in the United Kingdom unless presentment could not have been made elsewhere.

•

The underlying withholding or deduction is required to be made pursuant to European Union Directive 2003/48/EC, any law implementing this Directive, or any other Directive on the taxation of savings, implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

•

The payment of Additional Amounts is for any withholding or deduction required to be made with respect to a debt security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union.

•

The holder of a debt security is the issuer’s “associate” (as that term is defined in Section 128F(9) of the Australian Income Tax Assessment Act of 1936 (the Australian Tax Act)) and, as a result, the Australian Tax Act requires withholding tax to be paid on interest or amounts in the nature of interest payable on the debt security.

•

The Australian Commissioner of Taxation gives a notice under Section 255 of the Australian Tax Act or section 260-5 of Schedule 1 of the Taxation Administration Act 1953 of Australia under which withholding, deduction, tax, duties, assessment or other governmental charge is imposed or withheld.

•

A determination is made by the Australian Commissioner of Taxation that withholding tax is payable because the holder has participated in a scheme to avoid withholding tax provided that neither the issuer nor the guarantors participated in the scheme.

•	Any combination of the items listed above.

In addition, no Additional Amounts shall be paid with respect to any payment of the principal of, premium, if any or any interest on any debt security if the holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes in the case of a fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to additional amounts had it been the holder of such debt security.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to the issuer, BHP Billiton Limited or BHP Billiton Plc is incorporated. Additional amounts may also be payable in the event of certain consolidations, mergers, sales of assets or assumptions of obligations. For more information see “Special Situations—Optional Tax Redemption.”

Restrictive Covenants

Restrictions on Liens

Some of the issuer’s or the guarantors’ property may be subject to a mortgage or other legal mechanism that gives the issuer’s and the guarantors’ lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over the issuer’s or the guarantors’ general creditors if it or they fail to pay them back. These preferential rights are called liens. The issuer and the guarantors promise that they will not become obligated on any new debt for borrowed money that is secured by a lien on any of their properties, unless they grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. This provision does not restrict the ability of subsidiaries of the guarantors (other than the issuer) to create, incur, assume or suffer to exist any liens. At the date of this prospectus, a substantial portion of the consolidated assets of the guarantors is held by their subsidiaries and thus would not be subject to this restriction on liens.

Neither the issuer nor the guarantors need to comply with this restriction if the amount of all debt that would be secured by liens on the issuer’s or the guarantors’ properties, excluding the debt secured by the liens that are listed below, is less than 10% of the BHP Group’s net tangible assets (as defined below). (Sections 101 and 1008)

The restriction on liens applies only to liens for borrowed money. In addition, this restriction on liens also does not apply to debt secured by a number of different types of liens. These types of liens include the following:

•	any lien existing on or before the date of the issuance of the debt securities;

•

liens for taxes, assessments, government charges or claims which are being contested in good faith by appropriate means promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with Australian or United Kingdom generally accepted accounting principles shall have been made;

•

liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

•

any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

•	any lien arising by operation of law or imposed by a court or tribunal;

•

liens arising in cash management arrangements, any rights of banks to net or set-off deposits against debts owed to said bank, other normal banking transactions or in the ordinary course of business letter of credit transactions and liens against collateral posted against obligations under exchange-traded forward sale contracts entered into in the ordinary course of business;

•

liens on the assets of any entity existing at the time such assets are acquired by the issuer or the guarantors, whether by merger, consolidation, purchase of assets or otherwise; provided that such liens:

•	are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the issuer or the guarantors; and

•	do not extend to any other property of the issuer, BHP Billiton Limited or BHP Billiton Plc;

•

liens over or affecting any asset or project established, acquired, developed or expanded where the lien was created to secure the purchase price or the financing of the establishment, acquisition, development, expansion or operation of that asset or project and the principal amount secured by the lien does not exceed the purchase price or financing, including any costs of establishment, acquisition, development, expansion or operation;

•

liens to secure loans provided, supported or subsidized by a governmental agency, export credit agency or a lending organization established by the United Nations, the European Union, the International Monetary Fund or other international treaty organization or created to secure pre-export financing or future flow finance arrangements provided that the financing is entered into to mitigate against political risk, including, without limitation, remittance risk;

•

any lien securing the whole or any part of the issuer’s or the guarantors’ interest in any joint venture, including the revenues and assets derived by the issuer or the guarantors from such joint venture or employed by the issuer or the guarantors in such joint venture, which is in favor of its co-venturers and/ or the manager or operator (including any person from the time being fulfilling any of the functions of a manager or operator) as security for the due payment of amounts payable under or in respect of such joint venture;

•

liens created in connection with convertible or exchangeable bonds or notes where the lien is created over the assets into which the convertible or exchangeable bonds or notes may be converted or exchanged and secures only the obligation of the issuer to effect the conversion or exchange of the bonds or notes into such assets;

•	liens over or affecting any goods or documents of title to goods arising in the ordinary course of trade finance incurred in the ordinary course of business;

•	liens in favor of BHP Billiton Limited or BHP Billiton Plc or any of their subsidiaries;

•	purchase money mortgages and purchase money security interests incurred in the normal and ordinary course of our business;

•	liens securing the issuer’s or the guarantors’ obligations under interest rate agreements, currency agreements or commodity hedging agreements (as defined below);

•	liens arising in the discounting of receivables, to the extent that the value of the assets over which the lien exists does not exceed US$500,000,000 in the aggregate;

•	liens arising pursuant to sale and leaseback transactions;

•	liens encumbering property or assets under construction arising from progress or partial payments by one of the guarantors’ customers relating to such property or assets;

•

liens upon specific items of the issuer’s or the guarantors’ inventory or other goods, and proceeds of inventory or other goods, securing the issuer’s or the guarantors’ obligations relating to bankers’ acceptances, issued or created for the issuer’s or the guarantors’ account to facilitate the purchase, shipment or storage of the inventory or other goods;

•

liens securing industrial revenue, development or similar bonds issued by the issuer or the guarantors, or for the issuer’s or the guarantors’ benefit, provided that the industrial revenue, development or similar bonds are non-recourse to the issuer or the guarantors;

•	the sale or other transfer of:

•

any minerals in place, or for the future production of minerals, for a specified period of time, or in any amount, such that the purchaser will realize from such sale or transfer a specified amount of money or minerals; or

•	any other interest in property that is commonly referred to as a “production payment”;

•

other liens incidental to the conduct of the issuer’s or the guarantors’ business, as the case may be, or the ownership of assets that do not materially detract from the value of the property subject thereto in its use for the issuer’s or the guarantors’ business; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to above, so long as:

•	the amount does not exceed the principal amount of the borrowed money secured by the lien which is to be extended, renewed or replaced; and

•

the extension, renewal or replacement lien is limited to all or a part of the same property, including improvements, that originally secured the lien to be extended, renewed or replaced. (Section 1008)

Definitions:

“Commodity hedging agreement” means any commodity derivative, exchange, swap agreement or other similar agreement or arrangement designed to protect the guarantors or any of their subsidiaries against fluctuations in commodity prices.

“Currency agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the guarantors or any of their subsidiaries against fluctuations in currency values.

“Interest rate agreement” means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which any guarantor or any of their subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

“Net tangible assets” means all of the assets of the guarantors and their subsidiaries (except goodwill, trademarks, patents, trade names and all other intangible assets) less all current liabilities, all as shown in the most recent consolidated financial statements of the BHP Billiton Plc Group, which are the consolidated accounts of the BHP Group, prepared on a consolidated basis in accordance with IFRS.

As of June 30, 2018, the BHP Group had no secured debt.

Restrictions on Sales and Leasebacks

Neither the issuer nor the guarantors will enter into any sale and leaseback transaction involving a property, other than as allowed by this covenant, as described below. A sale and leaseback transaction is an arrangement between the issuer or the guarantors and a bank, insurance company or other lender or investor where it or they lease a property that it or they previously owned for more than six months and sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.

The restriction on sales and leasebacks does not apply to any sale and leaseback transaction between any companies of the BHP Group. It also does not apply to any lease with a term, including renewals, of three years or less. Further, the indenture does not restrict the ability of any subsidiary (other than the issuer) to enter into sale and leaseback transactions. At the date of this prospectus, a substantial portion of the issuer’s and the guarantors’ consolidated assets are held directly by subsidiaries other than the issuer and so would not be subject to the covenant restricting sale and leaseback transactions.

The covenant allows the issuer or the guarantors to enter into sale and leaseback transactions in two additional situations. First, the issuer or the guarantors may enter into sale and leaseback transactions if it or they could grant a lien on the property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above.

Second, the issuer or the guarantors may enter sale and leaseback transactions if, within one year of the transaction, the issuer or the guarantors, as the case may be, invest an amount equal to at least the net proceeds of the sale of the principal property that the issuer or the guarantors, as the case may be, lease in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any of the issuer’s or the guarantors’ property or used to retire indebtedness for money that it or they borrowed, incurred or assumed that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or which may be extended beyond 12 months from that date at the issuer’s or the guarantors’ option.

Defeasance and Covenant Defeasance

The following discussion of defeasance and discharge will be applicable to your debt securities only if the issuer or the guarantors so elect. (Article 13) If we do so elect, we will state that in the applicable prospectus supplement.

Defeasance and Discharge

The issuer or the guarantors can legally release themselves from any payment or other obligations on the debt securities or the guarantees, as the case may be, except for various obligations described below, if the issuer or the guarantors, in addition to other actions, put in place the following arrangements for you to be repaid:

•

The issuer or the guarantors must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

The issuer or the guarantors must deliver to the trustee a legal opinion of the issuer’s or the guarantors’ counsel confirming that either (A) there has been a change in U.S. Federal income tax law or (B) the issuer or the guarantors have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, in each case to the effect that it or they may make the above deposit without causing you to be taxed on the debt securities any differently than if it or they did not make the deposit and just repaid the debt securities themselves at maturity.

However, even if the issuer or the guarantors take these actions, a number of their obligations relating to the debt securities or the guarantees, as the case may be, will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

The issuer or the guarantors can be legally released from compliance with certain covenants, including those described under “Restrictive Covenants” and including the related Events of Default if the issuer or the guarantors, as the case may be, take all the steps described above under “Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in U.S. Federal income tax laws or a ruling from the U.S. Internal Revenue Service.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default? The term event of default means any of the following:

•

Neither the issuer nor either guarantor pays the principal or any premium on a debt security at its maturity and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than three business days.

•	Neither the issuer nor either guarantor pays interest or any additional amounts on a debt security within 30 days of its due date.

•

The issuer or either guarantor remains in breach of a covenant or any other term of the indenture applicable to the debt securities and the guarantees for 60 days after the issuer and the guarantors receive a notice of default stating the issuer or any guarantor is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities.

•

The issuer’s or either guarantor’s other borrowings in principal amount of at least US$100,000,000 are accelerated by reason of a default and steps are taken to obtain repayment of these borrowings, without such acceleration having been rescinded or annulled within a period of 10 days after the issuer and the guarantors receive a notice of default from the trustee or holders of 25% of the principal amount of the debt securities.

•	An order is made or a resolution is passed for the issuer’s or either guarantor’s winding up.

•	The issuer or either guarantor stops payment of its debts generally.

•	The issuer or either guarantor enters into or makes any arrangement with its creditors generally, including the entering into of some form of moratorium with its creditors generally.

•

A court having jurisdiction in the premises enters a decree or order for relief in respect of the issuer or any guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or a receiver, administrator, trustee or similar officer is appointed over the whole or substantially the whole of the issuer’s or either guarantor’s assets in Australia or the United Kingdom.

•	The issuer or either guarantor is declared insolvent by a competent judicial authority or admits in writing its inability to pay its debts as they fall due.

•

The issuer or either guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, other than a case commenced under an applicable law not pertaining to bankruptcy or insolvency for the purposes of a reorganization where the issuer or the said guarantor, as the case may be, are solvent, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) over the whole or substantially the whole of its or their property in Australia or the United Kingdom, as the case may be, or make any general assignment for the benefit of creditors. (Section 501)

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee may, and at the direction of the holders of 25% in principal amount of the debt securities shall, declare the entire principal amount and any accrued interest of all the debt securities to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities if the issuer or the guarantors have paid the outstanding amounts, other than amounts due because of the acceleration of maturity, and the issuer or the guarantors have satisfied certain other conditions. (Section 502)

Other than the duty to act with the required standard of care in the case of a default, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If indemnity in form and amount satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing other actions specified under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities must make a written request that the trustee take action because of the default, and must offer indemnity in form and amount satisfactory to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period. (Section 507)

However, such limitations do not apply to a suit instituted by you for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 508)

We recommend that street name and other indirect holders consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

The issuer and the guarantors will furnish to the trustee within 120 days of the end of their respective fiscal years a written statement of certain of the issuer’s or the guarantors’ officers certifying that, to their knowledge, the issuer and the guarantors are in compliance with the indenture and the debt securities, or else specifying any default and the nature and status thereof. (Section 1005)

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the debt securities offered in this offering, create and issue additional debt securities having the same terms as and ranking equally and ratably with the debt securities offered in this offering in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with, shall be fungible for U.S. federal income tax purposes with, and shall have the same terms as to status, redemption or otherwise as, those debt securities.

Regarding the Trustee

Several members of the BHP Group maintain banking relations with the trustee, or affiliates of the trustee, in the ordinary course of their business. Additionally, the issuer and the guarantors have agreed (jointly and severally) to reimburse and indemnify the trustee in performing its obligations under the indenture.

If the trustee has a conflicting interest with respect to the debt securities within the meaning of the U.S. Trust Indenture Act of 1939, the trustee may be required to resign as trustee under the indenture and the issuer or the guarantors would be required to appoint a successor trustee.

Governing Law

The indenture is, and the debt securities and guarantees will be, governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Consent to Service of Process

The indenture provides that the issuer and each guarantor have severally appointed CT Corporation as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or the debt securities offered under the indenture brought in any federal or state court in the Borough of Manhattan, City of New York, New York, and the issuer and each guarantor will irrevocably submit to the non-exclusive jurisdiction of such courts in any such legal action or proceeding.

CLEARANCE AND SETTLEMENT

Debt securities that BHP Finance (USA) issues may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depositary Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme (“Clearstream”) in Luxembourg and Euroclear SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities BHP Finance (USA) issues in global form will be made in United States dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants or accountholders. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants or accountholders. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to other such banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has advised us as follows:

•

Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgium Banking and Finance Commission (Commission Bancaire et Financier) and The National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear accountholders.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s same-day funds settlement system.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in United States dollars, on the settlement date. For payments in a currency other than United States dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities.

If payment is made in United States dollars, settlement will be in same-day funds. If payment is made in a currency other than United States dollars, settlement will be free of payment. If payment is made other than in United States dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Accountholders

We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between DTC and Euroclear or Clearstream

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment or free of payment.

The beneficial interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing debt securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in debt securities, or to receive or make a payment or delivery of debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

MATERIAL TAX CONSEQUENCES

The following statements with respect to taxation do not take into account all the specific circumstances that may be relevant to a particular holder and are based on advice we have received. We urge you to consult your own tax advisors concerning the consequences, in your particular circumstances, under Australian, United Kingdom and United States federal, state and local tax laws, and the laws of any other relevant taxing jurisdiction, of the ownership of the debt securities. The statements with respect to taxation presented here, together with the statements with respect to taxation contained in the prospectus supplement, will be a summary of the material tax consequences which will generally be applicable to certain holders of debt securities being offered. If there is any inconsistency between the statements with respect to taxation presented here and those in the prospectus supplement, however, the terms in the prospectus supplement will apply and will replace those presented here.

Australian Taxation

This section summarizes the major Australian tax consequences which will generally be applicable to a holder who is not a resident of Australia for Australian tax purposes. This summary reflects the current provisions of the Australian Income Tax Assessment Act 1936 (the “Australian Tax Act”), the Australian Income Tax Assessment Act 1997 and the Australian Taxation Administration Act 1953, and is the opinion of Greenwoods & Herbert Smith Freehills Pty Limited, the Australian taxation counsel to the issuer.

The matters contained in this summary are not comprehensive of all possible Australian tax considerations that could apply to particular holders. Each holder’s individual circumstances will vary and each holder should seek expert advice on all Australian tax considerations that may be applicable to their own circumstances. In particular, holders who hold debt securities or interests in any global security as part of a business carried on at or through a permanent establishment in Australia (an “Australian Branch”) should seek expert advice.

Holders should also be aware that the particular terms of issue of debt securities may affect the tax treatment of that tranche of those debt securities. Information regarding taxes in respect of an offer of debt securities may also be set out in the relevant prospectus supplement.

Payments of Principal, Premium and Interest

The general position under current Australian income tax law is that non-resident holders of the debt securities or interests in any global security are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax (currently 10%—unless an exemption applies, as to which see comments below) on interest or amounts in the nature of interest paid on the debt securities. This general position does not apply where a person holds such debt securities or interests in any global security as part of a business carried on at or through an Australian Branch.

There is a general exemption from interest withholding tax provided the requirements in section 128F of the Australian Tax Act are met.

The issuer intends to offer and sell the debt securities in a manner that will satisfy the requirements of section 128F of the Australian Tax Act. Accordingly, if the section 128F requirements are satisfied, payments of interest to non-residents will not be subject to Australian interest withholding tax.

The key requirements of section 128F are as follows:

•

The exemption applies to interest paid on “debentures” and certain other instruments classified as debt interests for the purposes of the Australian Tax Act. The term “debentures” is widely defined and includes debenture stock, bonds, notes and any other security of a company, whether constituting a charge on the assets of the company or not.

•	The issuer is a resident of Australia when the debt securities are issued and when “interest” (widely defined) is paid.

•

The debt securities are either issued in a manner that satisfies the “public offer test” in section 128F (described in more detail below), or the debt securities are “global bonds” as defined by subsection 128F(10).

•

Subject to limited exceptions, at the time of the issue of the debt securities or global bonds, the issuer does not know, or have reasonable grounds to suspect that the debt securities or global bonds, or an interest in them is being, or would later be, acquired, directly or indirectly, by one of its “associates” (as defined in subsection 128F(9)). There are certain circumstances in which an issue to an associate will not result in the loss of the section 128F exemption, and these circumstances are set out in more detail below.

•

Subject to limited exceptions, at the time of the payment of interest on the debt securities, the issuer does not know nor does the issuer have reasonable grounds to suspect that the payee is its “associate.” There are certain circumstances in which a payment of interest to an associate will not result in loss of the section 128F exemption, and these circumstances are set out in more detail below.

To satisfy the “public offer test,” the relevant debt security must be offered for issue in one or other of five ways, broadly stated as follows:

•	to 10 or more professional financiers, investors or dealers who are not associates of each other; or

•	to 100 or more potential investors; or

•

as a result of being listed on a stock exchange, where the company had previously entered into an agreement with a dealer, manager or underwriter, in relation to the placement of debt securities, requiring the company to seek such listing; or

•	as a result of negotiations being initiated publicly in electronic form, or in another form that was used by financial markets for dealing in debentures or debt interests; or

•	to dealers, managers or underwriters who offer to sell the debt securities within 30 days by one of the preceding methods.

As mentioned above, a global bond is also an instrument which can qualify for the section 128F withholding tax exemption. In order to be classified as a global bond for Australian income tax law:

•	the debt securities must describe themselves as global bonds or global notes;

•	the debt securities must be issued to a clearing house, or to a person as trustee for one or more clearing houses;

•	in connection with the issue, the clearing houses must confer rights in relation to the debt securities on other persons and record the existence of those rights;

•	before the issue of the debt securities it must be announced that such rights will be able to be created;

•	the public offer test set out above must be satisfied in relation to the rights; and

•

under the terms of the debt securities it must be possible for interests in the debt securities to be surrendered in exchange for other debentures or debt interests issued by the same issuer that are not themselves global bonds.

Where “associates” may be involved, the exemption from withholding tax under section 128F will not be lost by reason of the issue of the security, or payment of interest, to an “associate” in the following circumstances:

•	If at the time of issue of the relevant debt securities:

•	a non-resident associate acquires the debt securities in carrying on a business at or through a permanent establishment of the associate in Australia; or

•	a resident associate acquires the debt securities but not in carrying on a business at or through a permanent establishment outside Australia; or

•	the debt securities are acquired by an associate in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme; or

•	the debt securities are acquired by an associate in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities.

•	If at the time for payment of any interest on the debt securities, such a payment is made to:

•	a non-resident associate who receives the interest in carrying on business in Australia at or through a permanent establishment; or

•	a resident associate who does not receive the interest in connection with a business carried on at or through a permanent establishment outside Australia; or

•	an associate who receives the interest in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of an Australian registered scheme.

In the event the issuer fails to pay interest on the debt securities, BHP Billiton Limited or BHP Billiton Plc may make payments to the holders of debt securities under the guarantee. So long as BHP Billiton Plc continues to be a non-resident of Australia and does not carry on business at or through a permanent establishment in Australia, payments made by BHP Billiton Plc under the guarantee will not be subject to interest withholding tax. In respect of payments made by BHP Billiton Limited under the guarantee, in determining whether such payments would be interest for withholding tax purposes, the character of the interest payable under the debt security is important. The Australian Taxation Office’s view, as reflected in Taxation Determination TD 1999/26, is that such payments under the guarantee will be considered interest for withholding tax purposes and exempt from withholding tax under section 128F, provided the requirements of section 128F are satisfied in relation to interest payable on the debt securities.

Therefore, if the requirements of section 128F are satisfied in relation to interest payable on the debt securities, interest withholding tax should not be payable in relation to any guarantee payments made by BHP Billiton Limited.

Even if the requirements of section 128F are not satisfied in relation to interest payable on the debt securities, interest withholding tax may not apply to a holder of debt securities that:

•	is entitled to the benefit of a Double Tax Agreement between Australia and their country of residence (the “DTA”);

•	is a “financial institution” (as that term is defined in the DTA) that is unrelated to, and dealing wholly independently with, the issuer or is a government entity; and

•	in respect of interest paid to a “financial institution,” the interest is not paid to the holder as part of a “back to back” arrangement.

If the issuer is compelled by law at any time to deduct or withhold an amount in respect of any taxes, the issuer may be required to pay such additional amounts as may be necessary in order to ensure that the net amounts the holder receives in respect of the debt securities after such deductions or withholding will equal the respective amounts that would have been receivable had no such deduction or withholding been required. If this occurs, the issuer may have the right to redeem the debt securities. Refer to the sections entitled “Description of Debt Securities That We May Offer—Payment of Additional Amounts” and “Description of Debt Securities That We May Offer—Optional Tax Redemption” for further details.

Profit on redemption or disposal of debt securities

A holder of debt securities who is not an Australian resident will not be subject to Australian income tax on profits derived from the redemption or disposal of the debt securities, provided that the profits do not have an Australian source.

Whether a profit or gain on disposal or redemption of the debt securities has an Australian source is a question of fact that will be determined on the basis of the circumstances existing at the time of the disposal or redemption. Whether or not any such profit or gain will have an Australian source will depend on a variety of factors, including whether the debt securities are disposed to another non-resident, where negotiations are conducted, and where the relevant documentation is executed.

Even where the profits did have an Australian source, a non-Australian resident holder not acting through an Australian Branch may otherwise be protected from Australian tax having regard to their country of tax residency and the terms of any relevant double tax convention between that country and Australia.

To the extent that any profit or gain on redemption or disposal is treated as interest, or in the nature of interest, Australian withholding tax would apply but provided the requirements in section 128F were met, the withholding tax exemption would be available.

Other Australian Taxes

No liability for goods and services tax in Australia will arise from the issue of the debt securities, nor from the payment of principal, premium (if any) and interest by the issuer in respect of the debt securities.

No ad valorem stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the debt securities. A transfer of or agreement to transfer debt securities, executed outside of Australia, will not be subject to Australian stamp duty.

Non-resident holders of debt securities should not be required to withhold any amounts on the acquisition of the debt securities, and should not be subject to withholding on disposal or redemption of the debt securities under section 14-200 of Schedule 1 to the Taxation Administration Act 1953 (currently at the rate of 12.5%) on the basis that the debt securities do not constitute membership interests (for Australian tax purposes) in another entity.

The Commissioner of Taxation may give a direction under section 255 of the Australian Tax Act, or section 260-5 of Schedule 1 to the Taxation Administration Act 1953, requiring the issuer to deduct from any payment to any other party (including for example any holder of debt securities) any amount in respect of income tax payable by that other party in respect of the other party’s other Australian sourced income or sales.

A form of withholding tax at the highest marginal rate of tax plus the Medicare Levy of (currently) 47% on the payment of interest on certain securities will be imposed (under section 12-140 of Schedule 1 to the Taxation Administration Act 1953), unless the relevant investor has quoted a tax file number (“TFN”), in certain circumstances an Australian Business Number (“ABN”) or proof of some relevant exemption. On the assumption that the debt securities will be in registered form, and the requirements of section 128F will be met as regards the debt securities, this rule should not apply to payments to a holder of debt securities who is not a resident of Australia for tax purposes and who does not hold debt securities in connection with a business carried on through an Australian Branch. Amounts may need to be withheld from payments made to holders of debt securities who are residents of Australia and who do not quote a TFN, ABN, or provide proof of an applicable exemption.

Section 12-315 of Schedule 1 to the Taxation Administration Act 1953 gives the Governor-General power to make regulations requiring withholding from certain payments to non-residents. However, section 12-315 expressly provides that the regulations will not apply to interest and other payments which are already subject to the current interest withholding tax rules or which are specifically exempt from those rules. Further, regulations may only be made if the responsible minister is satisfied the specified payments are of a kind that could reasonably relate to assessable income of foreign residents. The regulations promulgated prior to the date of this prospectus are not relevant to any payments in respect of the debt securities. Any further regulations should also not apply to any payments in respect of the debt securities, as in the absence of any issue discount or redemption premium, such amounts will generally not be reasonably related to assessable income. The possible application of any future regulations to the proceeds of any sale of the debt securities is not clear.

Debt/equity rules

Division 974 of the Income Tax Assessment Act 1997 contains tests for characterizing debt (for all entities) and equity (for companies) for Australian tax purposes, including for the purposes of dividend withholding tax and interest withholding tax. The issuer intends to issue debt securities which are to be characterized as “debt interests” for the purposes of the tests contained in Division 974 and the returns paid on the debt securities are to be “interest” for the purpose of section 128F of the Australian Tax Act.

Taxation of Financial Arrangements

Division 230 of the Income Tax Assessment Act 1997 contains rules which represent a code for the taxation of receipts and payments in relation to (widely defined) “financial arrangements.” The rules contemplate a number of different methods for bringing to account gains and losses in relation to financial arrangements (including the default accruals and realization methods, and the elective fair value, retranslation, hedging and use of financial accounting records). The measures apply to affected taxpayers (above relevant asset/turnover thresholds, although taxpayers below the thresholds can elect-in if they wish). The rules do not affect the exemption from interest withholding tax available under section 128F of the Australian Tax Act. The Australian tax consequences set out above as regards a profit on redemption or disposal of debt securities to third parties should also not be different under the rules in Division 230 to the extent that they apply.

U.S. Federal Income Taxation

This section is a discussion of the material U.S. federal income tax considerations of owning and disposing of the debt securities we will offer. This discussion is the opinion of Sullivan & Cromwell LLP, United States tax counsel to the issuer, BHP Billiton Plc and BHP Billiton Limited.

This discussion applies to initial purchasers of debt securities who purchase the debt securities at the price set forth on the cover of the relevant prospectus supplement and who will hold the debt securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986. This discussion does not describe all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as the debt securities held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, partnerships and their partners, non-U.S. holders and tax-exempt organizations (including private foundations)), to investors that will hold the debt securities as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, to investors that will purchase or sell debt securities as part of a wash sale for U.S. federal income tax purposes, to U.S. holders (as defined below) that have a functional currency other than the United States dollar, or to investors subject to the alternative minimum tax, all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this discussion does not discuss any state, local, or non-United States tax considerations. Each prospective investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of the purchase, ownership, and disposition of the debt securities.

This section deals only with debt securities that are (i) due to mature 30 years or less from the date on which they are issued, (ii) issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes, (iii) not subject to the U.S. federal income tax rules that govern contingent payment debt instruments, and (iv) denominated in U.S. dollars. The U.S. federal income tax consequences of owning debt securities that do not satisfy any of these requirements will be discussed in an applicable prospectus supplement.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

U.S. Holders

This subsection describes the tax consequences to a U.S. holder. For the purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes:

(i) an individual who is a citizen or resident of the United States,

(ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created in, or organized under the law of, the United States or any State or political subdivision thereof,

(iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

(iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Under legislation enacted in December 2017, U.S. holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments issued with original issue discount, for tax years beginning after December 31, 2018. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Interest payable on the debt securities and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”), will be taxable to a U.S. holder as ordinary income when received or accrued in accordance with the U.S. holder’s method of tax accounting and will constitute foreign source income for U.S. federal income tax purposes. If any non-United States taxes are withheld in respect of any payments on the debt securities, a U.S. holder may elect to claim either a deduction or, subject to certain complex limitations, a foreign tax credit for U.S. federal income tax purposes. If a U.S. holder elects to claim a foreign tax credit, rather than a deduction, for a particular tax year, such election will apply to all foreign taxes paid by the U.S. holder in the particular year. Interest payable on the debt securities and any additional amounts thereon will generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a U. S. holder.

Sale, Redemption, or Retirement of Debt Securities

A U.S. holder will generally recognize United States source capital gain or loss upon the sale, redemption, retirement, or other disposition of the debt securities in an amount equal to the difference between the amount realized from such disposition, other than any amount attributable to accrued but unpaid interest (which will be treated as interest payments), and the U.S. holder’s tax basis in the debt securities. Any such gain or loss will generally be long-term if the debt securities have been held by the U.S. holder for more than one year. Long-term capital gain of a noncorporate U.S. holder is generally taxed at preferential rates. The deductibility of a capital loss is subject to limitations.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between US$125,000 and US$250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust is urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the debt securities.

Information with Respect to Foreign Financial Assets

U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons (such as the debt securities), (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. holder. For the purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of a debt security that is, for United States federal income tax purposes:

(i) a nonresident alien individual,

(ii) a foreign corporation, or

(iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

Interest on Debt Securities

Interest paid to a non-U.S. holder with respect to debt securities generally will not be subject to United States federal income tax unless the interest is “effectively connected” with such non-U.S. holder’s conduct of a trade or business within the United States (or are treated as such), and, if required by an applicable income tax treaty as a condition for subjecting such non-U.S. holder to United States taxation on a net income basis, the interest is attributable to a permanent establishment that such non-U.S. holder maintains in the United States. In such cases the non-U.S. holder generally will be taxed in the same manner as a U.S. holder. With respect to a corporate non-U.S. holder, “effectively connected” interest may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such corporate non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale, Redemption, or Retirement of Debt Securities

A non-U.S. holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of your debt securities unless:

(i) the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty as a condition for subjecting such non-U.S. holder to United States taxation on a net income basis, the gain is attributable to a permanent establishment that such non-U.S. holder maintain in the United States; or

(ii) the non-U.S. holder is an individual, such non-U.S. holder is present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

A non-U.S. holder generally will be taxed on “effectively connected” gains in the same manner as a U.S. holder. With respect to a corporate non-U.S. holder, “effectively connected” gains that such non-U.S. holder recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such corporate non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate. An individual non-U.S. holder present in the United States for 183 or more days during the taxable year in which the gain is realized and meeting certain other conditions will be subject to a flat 30% tax, or a lower rate provided by an applicable income tax treaty, on the gain derived, which may be offset by United States source capital losses.

Backup Withholding and Information Reporting

In general, we and other payors are required to report to the Internal Revenue Service payments of principal and interest on a noncorporate U.S. holder’s debt securities made within the United States, and the payment of proceeds to a noncorporate U.S. holder from the sale of a debt security effected at a United States office of a broker. In addition, we and other payors are required to report to the Internal Revenue Service the payment of proceeds of the sale of the debt securities before maturity within the United States. Additionally, backup withholding would apply to certain payments to a U.S. holder, if the U.S. holder fails to provide an accurate taxpayer identification number, or is notified by the Internal Revenue Service that it is has failed to report all interest and dividends required to be shown on its federal income tax returns.

In general, we and other non-U.S. payors are not required to report to the Internal Revenue Service payments of principal and interest on a non-U.S. holder’s debt securities made outside the United States. We and other payors are also generally not required to report to the Internal Revenue Service payments of principal and interest on a non-U.S. holder’s debt securities made within the United States, or the payment of proceeds to a non-U.S. holder from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that the holder is a United States person and holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) the non-U.S. holder otherwise establishes an exemption.

Payment of the proceeds from the sale of a note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

A holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s income tax liability by filing a refund claim with the Internal Revenue Service.

United Kingdom Taxation

The following statements on United Kingdom taxation are based on current UK law and published practice of HM Revenue and Customs (“HMRC”). The statements relate only to the incidence of UK withholding tax and the incidence of UK tax by direct assessment on payments made by BHP Billiton Plc under the terms of its guarantee in respect of interest payable to holders of the debt securities. Such UK law and published practice may change, possibly with retrospective effect, with the result that the UK tax position is different from that described below. The statements do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They relate only to the position of persons who are the absolute beneficial owners of the debt securities and may not apply to certain classes of persons such as dealers, certain professional investors or persons connected with the issuer or guarantor. We recommend that any holders or prospective holders who are in doubt as to their own tax position consult their professional advisers.

UK Withholding Tax

Although the position is not clear, we have been advised that, based on a consideration of the reported cases, any payments made by BHP Billiton Plc under its guarantee, may, depending on any exemptions or reliefs that may be available, be subject to withholding on account of UK income tax (currently at 20%). This depends, among other things, on the nature (for tax purposes) of such payments made by BHP Billiton Plc and whether such payments are regarded as having a UK source. If a payment by BHP Billiton Plc under the guarantee is made to a holder of a debt security and is subject to withholding tax, BHP Billiton Plc would be required under the indenture to pay additional amounts to the holder with respect to that withholding in the circumstances more particularly described and subject to the exceptions set forth under the caption “Description of Debt Securities That We May Offer—Payment of Additional Amounts.” In particular (but without limitation to the generality of the foregoing) if the withholding could have been avoided by the holder making a declaration or providing certain information but the holder fails to do so, it will be noted that no additional amount need be paid. The holder should also note that our right to redeem the debt securities more particularly described under the caption “Description of Debt Securities That We May Offer—Optional Tax Redemption” would not apply as a result of BHP Billiton Plc becoming obliged to pay such additional amounts, subject to exceptions described under that caption and notably an exception if the additional amount becomes payable as a result of a change in, execution of or amendment to, a law or treaty, or a change in the official application or interpretation of a law or treaty.

UK Tax by Direct Assessment

Where payment is made by BHP Billiton Plc under the guarantee in respect of interest, the amount payable may be chargeable to UK tax by direct assessment against a holder of a debt security. Such payment made under the guarantee should not be assessed to UK tax in the hands of holders of the debt securities who are not resident in the United Kingdom, except where such persons carry on a trade, profession or vocation in the United Kingdom through a UK permanent establishment, branch or agency in connection with which the payment is received or to which the debt securities are attributable, in which case (subject to certain exemptions for interest received by certain categories of agent) tax may be levied on the UK permanent establishment, branch or agency. Holders should note that the provisions relating to additional amounts referred to in the section entitled “Description of Debt Securities That We May Offer—Payment of Additional Amounts” would not apply if HMRC sought to assess directly the person entitled to the relevant payment to UK tax.

PLAN OF DISTRIBUTION

We may sell any series of debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to the public or to institutional investors; or

•	directly or through agents to other purchasers.

An accompanying prospectus supplement may add to, update or change information contained in this prospectus and will set forth the specific terms of the offering of the debt securities, including:

•	the name or names of any underwriters or agents involved in the sale of the debt securities;

•	the purchase price of such securities and the proceeds to be received by us;

•	the initial public offering price of such securities;

•	the principal amounts, if any, to be purchased by underwriters;

•	the compensation, if any, of such underwriters or agents; and

•	any exchange on which the securities will be listed.

If we use underwriters for the sale of debt securities, the underwriters may acquire the securities for their own account and may resell the debt securities from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of the sale; or

•	at prices related to prevailing market prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions. The underwriters will be obligated to purchase all of such securities, if any are purchased.

Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obliged to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange. Securities offered by a prospectus supplement will be a new issue of securities and will have no established trading market.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make.

Underwriters and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of business.

VALIDITY OF THE SECURITIES

The validity of the debt securities and guarantees will be passed upon for the BHP Group by Sullivan & Cromwell, Sydney, Australia, as to certain matters of New York law and by Sullivan & Cromwell LLP, London, England, as to certain matters of English law. The validity of the debt securities and guarantees will be passed upon for the BHP Group by Herbert Smith Freehills, Melbourne, Australia, as to certain matters of Australian law.

EXPERTS

The consolidated financial statements of the BHP Group as of June 30, 2017 and 2016, and for each of the years in the three-year period ended June 30, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, United Kingdom, and KPMG, independent registered public accounting firm, Australia, incorporated by reference herein, and upon the authority of such firms as experts in accounting and auditing.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY

The liability of KPMG, in relation to the performance of their professional services provided to BHP Billiton Limited including, without limitation, KPMG’s audits of BHP Billiton Limited’s consolidated financial statements described above, is limited under the Chartered Accountants in Australia and New Zealand (NSW) Scheme approved by the New South Wales Professional Standards Council or such other applicable scheme approved pursuant to the Professional Standards Act 1994 (NSW) (the “Professional Standards Act”), including the Treasury Legislation Amendment (Professional Standards) Act (the “Accountants Scheme”). Specifically, the Accountants Scheme limits the liability of KPMG to a maximum amount of A$75 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty. The Professional Standards Act and the Accountants Scheme have not been subject to relevant judicial consideration and, therefore, how the limitations will be applied by courts and the effect of the limitations on the enforcement of foreign judgments is untested.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Except as set forth below, there is no provision in any contract, arrangement or statute under which any director or officer of the issuer or the BHP Group is insured or indemnified in any manner against any liability which he/she may incur in his/her capacity as such.

Rule 146 of the Constitution of BHP Billiton Limited and Article 146 of the Articles of Association of BHP Billiton Plc require each company to indemnify, to the extent permitted by law, their respective directors, secretaries and executive officers against liability incurred in, or arising out of, the conduct of the business of the company or the discharge of the duties of the relevant director, secretary or executive officer.

In accordance with this requirement, BHP Billiton Limited and BHP Billiton Plc have entered into Deeds of Indemnity, Insurance and Access (Deeds of Indemnity) with each of their respective directors.

BHP Billiton has a policy that it will, as a general rule, support and hold harmless an employee, including an employee appointed as a director of a subsidiary, who, while acting in good faith, incurs personal liability to others as a result of working for BHP Billiton. In addition, as part of the arrangements to effect the demerger of South32, BHP Billiton agreed to indemnify certain former directors, secretaries and executive officers of BHP Billiton, who have transitioned to South32, from certain claims and liabilities incurred in their capacity as directors or officers of South32.

BHP Billiton has insured against amounts that it may be liable to pay to directors, company secretaries or certain employees (including former officers) pursuant to the Constitution of BHP Billiton Limited and the Articles of Association of BHP Billiton Plc or that BHP Billiton otherwise agrees to pay by way of indemnity. The insurance policy also insures directors, company secretaries and some employees (including former officers) against certain liabilities (including legal costs) they may incur in carrying out their duties. BHP Billiton has paid premiums for this “Directors and Officers” insurance.

There are certain provisions of the Australian Corporations Act and the UK Companies Act that restrict BHP Billiton Limited and BHP Billiton Plc, respectively, from indemnifying directors, secretaries and executive officers in certain circumstances. These are described below.

Australian Law

Australian Corporations Act

Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Australian Corporations Act”) provides that a company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (“ASIC”) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Section 199B of the Australian Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of duty in relation to the company; or

•	a contravention of the officer’s duties under the Australian Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

United Kingdom Law

The basic presumption under UK law is that companies are not able to indemnify directors against liabilities incurred as a result of negligence, default, or breach of duty or of trust in relation to the company. Sections 232-238 of the UK Companies Act 2006 regulate the indemnification of and provision of insurance to directors.

Companies are able to provide indemnities against liabilities to third parties incurred by that director in relation to the company. Companies are also able to provide indemnities against liabilities incurred in connection with the director’s activities as trustee of an occupational pension scheme. In accordance with sections 234 and 235 of the UK Companies Act 2006, such protection may only be granted by a qualifying third party or qualifying pension scheme indemnity provision.

In general, a qualifying third party indemnity provision is one that does not seek to indemnify liability incurred by the director:

(i) to the company or an associated company; or

(ii) to pay a fine imposed in criminal proceedings; or

(iii) to pay a sum payable to a regulatory authority by way of penalty in respect of non-compliance with any requirement of a regulatory nature; or

(iv) in the defense of criminal proceedings in which the director is convicted; or

(v) in the defense of civil proceedings brought by the company or an associated company, in which judgment is given against the director; or

(vi) in connection with an application under sections 661(3), 661(4) or 1157 of the UK Companies Act 2006 whereby the court refuses to grant the director relief.

Broadly, a qualifying pension scheme indemnity provision is one that does not seek to indemnify liability incurred by the director in the circumstances set out in limbs (ii) – (iv) above.

If a company makes a qualifying third party or qualifying pension scheme indemnity provision it is required by section 236 of the UK Companies Act 2006 to disclose this in the directors’ report prepared in accordance with section 415 of the UK Companies Act 2006.

Companies may also pay the legal and financial costs of the director’s defense proceedings as they are incurred, subject to an obligation on the director to repay those moneys if the defense is not successful. The decision to indemnify directors may be taken by the board of the directors of the company as opposed to the shareholders of the company.

UK law permits a company to purchase insurance for the benefit of its directors and officers against any liability in connection with any negligence, default, breach of duty or breach of trust in relation to the company. The relevant provision of the UK Companies Act 2006 is section 233.

Insurance

The directors and officers of the issuer, BHP Billiton Plc and BHP Billiton Limited and the duly authorized United States representative of each are insured against certain liabilities, including certain insured liabilities under United States securities laws, which they may incur in their capacity as such under a liability insurance policy carried by the BHP Group.

Auditors

The issuer, BHP Billiton Plc and BHP Billiton Limited do not have indemnification agreements with KPMG LLP and KPMG, the auditors of BHP Billiton Plc and BHP Billiton Limited that, under FRC 602.02.f.i, would result in either KPMG LLP or KPMG not being considered independent for the purpose of certifying the financial statements. Any such indemnification agreement would be regarded as against public policy and unenforceable under United States securities laws.

Item 9. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement relating to offering of notes by BHP Billiton Finance (USA) Limited.*

4.1	Indenture, dated as of April 17, 2003, among BHP Billiton Finance (USA) Limited, BHP Billiton Plc, BHP Billiton Limited and Citibank, N.A. (Incorporated by reference to Exhibit 4.1 of the Registration Statement of BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited filed on Form F-3 (File No. 333-141218)).

4.2	Form of notes for BHP Billiton Finance (USA) Limited and guarantees relating thereto (included in Exhibit 4.1).

4.3	Agreement of Resignation, Appointment and Acceptance dated as of November 13, 2006 by and among BHP Billiton Finance (USA) Limited, The Bank of New York, as successor trustee, and Citibank N.A. (Incorporated by reference to Exhibit 4.3 of the Registration Statement of BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited filed on Form F-3 (File No. 333-141218)).

5.1	Opinion of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of New York law.

5.2	Opinion of Herbert Smith Freehills, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of Australian law.

5.3	Opinion of Sullivan & Cromwell LLP, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of English law.

8.1	Opinion of Sullivan & Cromwell LLP, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of United States taxation.

8.2	Opinion of Greenwoods & Herbert Smith Freehills Pty Limited, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of Australian taxation.

8.3	Opinion of Sullivan & Cromwell LLP, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of English and European taxation (included in Exhibit 5.3 above).

12.1	Calculation of ratio of earnings to fixed charges.

23.1	Consent of KPMG LLP and KPMG.

23.2	Consent of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.1 above).

23.3	Consent of Sullivan & Cromwell LLP, United States taxation adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 8.1 above).

23.4	Consent of Greenwoods & Herbert Smith Freehills Pty Limited, Australian taxation adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 8.2 above).

23.5	Consent of Sullivan & Cromwell LLP, English taxation adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.3 above).

23.6	Consent of Herbert Smith Freehills, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.2 above).

23.7	Consent of Sullivan & Cromwell LLP, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.3 above).

24.1	Power of Attorney (included as part of the signature pages hereof).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 10. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement relating to offering of notes by BHP Billiton Finance (USA) Limited.*

4.1	Indenture, dated as of April 17, 2003, among BHP Billiton Finance (USA) Limited, BHP Billiton Plc, BHP Billiton Limited and Citibank, N.A. (Incorporated by reference to Exhibit 4.1 of the Registration Statement of BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited filed on Form F-3 (File No. 333-141218)).

4.2	Form of notes for BHP Billiton Finance (USA) Limited and guarantees relating thereto (included in Exhibit 4.1).

4.3	Agreement of Resignation, Appointment and Acceptance dated as of November 13, 2006 by and among BHP Billiton Finance (USA) Limited, The Bank of New York, as successor trustee, and Citibank N.A. (Incorporated by reference to Exhibit 4.3 of the Registration Statement of BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited filed on Form F-3 (File No. 333-141218)).

5.1	Opinion of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of New York law.

5.2	Opinion of Herbert Smith Freehills, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of Australian law.

5.3	Opinion of Sullivan & Cromwell LLP, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of English law.

8.1	Opinion of Sullivan & Cromwell LLP, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of United States taxation.

8.2	Opinion of Greenwoods & Herbert Smith Freehills Pty Limited, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of Australian taxation.

8.3	Opinion of Sullivan & Cromwell LLP, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of English and European taxation (included in Exhibit 5.3 above).

12.1	Calculation of ratio of earnings to fixed charges.

23.1	Consent of KPMG LLP and KPMG.

23.2	Consent of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.1 above).

23.3	Consent of Sullivan & Cromwell LLP, United States taxation adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 8.1 above).

23.4	Consent of Greenwoods & Herbert Smith Freehills Pty Limited, Australian taxation adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 8.2 above).

23.5	Consent of Sullivan & Cromwell LLP, English taxation adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.3 above).

23.6	Consent of Herbert Smith Freehills, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.2 above).

23.7	Consent of Sullivan & Cromwell LLP, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.3 above).

24.1	Power of Attorney (included as part of the signature pages hereof).

25.1	Statement of eligibility of Trustee on Form T- 1 with respect to Exhibit 4.1 above.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BHP Billiton Plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on September 14, 2018.

BHP BILLITON PLC

By:	/s/ Margaret Taylor
Name:	Margaret Taylor
Title:	Group Company Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director (other than, in the case of Directors, himself or herself), Peter Beaven and Margaret Taylor (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the debt securities of BHP Billiton Finance (USA) Limited (the “Issuer”) and the guarantees of BHP Billiton Plc and BHP Billiton Limited (the “Guarantors”) relating to the Issuer’s debt securities, and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said debt securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the debt securities and the guarantees that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the debt securities of the Issuer and the guarantees of the Guarantors, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 14, 2018.

Signature	Title

/s/ Andrew Mackenzie Andrew Mackenzie	Director and Chief Executive Officer

/s/ Ken MacKenzie Ken MacKenzie	Director

/s/ Terry Bowen Terry Bowen	Director

/s/ Malcolm Broomhead Malcolm Broomhead	Director

/s/ Anita Frew Anita Frew	Director

/s/ Carolyn Hewson Carolyn Hewson	Director

/s/ Lindsay Maxsted Lindsay Maxsted	Director

/s/ John Mogford John Mogford	Director

/s/ Wayne Murdy Wayne Murdy	Director

/s/ Shriti Vadera Shriti Vadera	Director

/s/ Peter Beaven Peter Beaven	Principal Financial Officer

/s/ Graham Tiver Graham Tiver	Principal Accounting Officer/Controller

/s/ Jennifer Lopez Jennifer Lopez	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BHP Billiton Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on September 14, 2018.

BHP BILLITON LIMITED

By:	/s/ Margaret Taylor
Name:	Margaret Taylor
Title:	Group Company Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director (other than, in the case of Directors, himself or herself), Peter Beaven and Margaret Taylor (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the debt securities of BHP Billiton Finance (USA) Limited (the “Issuer”) and the guarantees of BHP Billiton Plc and BHP Billiton Limited (the “Guarantors”) relating to the Issuer’s debt securities, and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said debt securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the debt securities and the guarantees that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the debt securities of the Issuer and the guarantees of the Guarantors, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 14, 2018.

Signature	Title

/s/ Andrew Mackenzie Andrew Mackenzie	Director and Chief Executive Officer

/s/ Ken MacKenzie Ken MacKenzie	Director

/s/ Terry Bowen Terry Bowen	Director

/s/ Malcolm Broomhead Malcolm Broomhead	Director

/s/ Anita Frew Anita Frew	Director

/s/ Carolyn Hewson Carolyn Hewson	Director

/s/ Lindsay Maxsted Lindsay Maxsted	Director

/s/ John Mogford John Mogford	Director

/s/ Wayne Murdy Wayne Murdy	Director

/s/ Shriti Vadera Shriti Vadera	Director

/s/ Peter Beaven Peter Beaven	Principal Financial Officer

/s/ Graham Tiver Graham Tiver	Principal Accounting Officer/Controller

/s/ Jennifer Lopez Jennifer Lopez	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BHP Billiton Finance (USA) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia on September 14, 2018.

BHP BILLITON FINANCE (USA) LIMITED

By:	/s/ Margaret Taylor
Name:	Margaret Taylor
Title:	Group Company Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director (other than, in the case of Directors, himself or herself), Peter Beaven and Margaret Taylor (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the debt securities of BHP Billiton Finance (USA) Limited (the “Issuer”) and the guarantees of BHP Billiton Plc and BHP Billiton Limited (the “Guarantors”) relating to the Issuer’s debt securities, and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said debt securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this registration statement and any registration statement in respect of the debt securities and the guarantees that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the debt securities of the Issuer and the guarantees of the Guarantors, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 14, 2018.

Signature	Title

/s/ Graham Tiver Graham Tiver	Director & Principal Executive, Financial & Accounting Officer

/s/ Katrina Blair Katrina Blair	Director

/s/ Vandita Pant Vandita Pant	Director

/s/ Jennifer Lopez Jennifer Lopez	Authorized Representative in the United States